EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
THIRD QUARTER 2025 FINANCIAL RESULTS
Third Quarter Highlights
•Net income of $19.8 million, or $0.63 per diluted share; return on average assets (“ROAA”) of 1.56%; return on average stockholders' equity (“ROAE”) of 13.31%; and return on average tangible common equity (“ROATCE”)(1) of 15.28%
•Adjusted net income(1) of $20.5 million, or $0.65 per diluted share; adjusted ROAA(1) of 1.61%; adjusted ROAE(1) of 13.77%; and adjusted ROATCE(1) of 15.81%
•Asset quality remained strong with nonperforming assets to total assets of 0.17% and net charge-offs to average loans of 0.02%, on an annualized basis
•Net interest margin decreased 1 basis point to 4.13% and net interest margin (tax-equivalent basis)(1) decreased 1 basis point to 4.18%
Bloomington, IL, October 20, 2025 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $19.8 million, or $0.63 diluted earnings per share, for the third quarter of 2025. This compares to net income of $19.2 million, or $0.61 diluted earnings per share, for the second quarter of 2025, and net income of $18.2 million, or $0.57 diluted earnings per share, for the third quarter of 2024.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “During the third quarter of 2025, we continued to produce consistently strong earnings while we maintained a solid balance sheet and saw loan growth return. Adjusted net income(1) of $20.5 million, or $0.65 per diluted share, was our highest quarterly adjusted diluted earnings per share since becoming a public company. This was driven by an increase in adjusted pre-provision net revenue(1) to $28.3 million, an increase of 2.2% compared to the second quarter of 2025. Adjusted ROAA(1) was 1.61% and adjusted ROATCE(1) was 15.81% for the third quarter of 2025. Our net interest margin on a tax equivalent basis(1) remained stable, decreasing only 1 basis point to 4.18%. Our strong profitability coupled with an improvement in our AOCI due to lower interest rates resulted in a $0.62 increase in our tangible book value per share(1) to $16.64. Tangible book value per share(1) increased by 3.9% for the quarter and 14.4% over the last year.
Our balance sheet and asset quality remained strong with nonperforming assets to total assets of only 0.17%. Loan growth returned during the third quarter with quarter end loans increasing 6.2% on an annualized basis for the quarter due to higher loan pipelines at the end of the second quarter and fewer payoffs in the third quarter. Our credit discipline, strong profitability and solid balance sheet give us confidence that we are prepared for a variety of economic environments.
This morning, we announced the signing of a definitive agreement to merge with CNB Bank Shares, Inc. (“CNB Bank Shares” or “CNB”) and its wholly owned subsidiary CNB Bank & Trust, N.A (“CNB Bank”). CNB Bank Shares, like HBT Financial, has central Illinois roots going back for generations and has expanded into more metro areas in the Chicago MSA and St. Louis MSA. CNB Bank is a true community bank focused on

HBT Financial, Inc.

supporting their customers and communities, and we are excited to partner with them to continue that tradition. For more information please see the press release and investor presentation that we released this morning.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, losses on extinguishment of debt, gains (losses) on closed branch premises, realized gains (losses) on sales of securities, mortgage servicing rights (“MSR”) fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $20.5 million, or $0.65 adjusted diluted earnings per share, for the third quarter of 2025. This compares to adjusted net income of $19.8 million, or $0.63 adjusted diluted earnings per share, for the second quarter of 2025, and adjusted net income of $19.2 million, or $0.61 adjusted diluted earnings per share, for the third quarter of 2024 (see “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2025 was $50.0 million, an increase of 0.7% from $49.7 million for the second quarter of 2025. The increase was primarily attributable to the higher day count during the third quarter, partially offset by slightly lower average interest-earning assets.
Relative to the third quarter of 2024, net interest income increased 4.7% from $47.7 million. The increase was primarily attributable to lower funding costs and improved yields on debt securities which were partially offset by a decrease in loan yields. Additionally, a $0.4 million increase in loan fees was mostly offset by a $0.3 million decrease in acquired loan discount accretion.
Net interest margin for the third quarter of 2025 was 4.13%, compared to 4.14% for the second quarter of 2025, while net interest margin (tax-equivalent basis)(1) for the third quarter of 2025 was 4.18%, compared to 4.19% for the second quarter of 2025. Lower yields on loans, which decreased 3 basis points to 6.35% primarily due to a reduction in loan fees, accretion of acquired loan discounts, and nonaccrual interest recoveries, were largely offset by improved yields on debt securities, which increased 15 basis points to 2.75%.
Relative to the third quarter of 2024, net interest margin increased 15 basis points from 3.98% and net interest margin (tax-equivalent basis)(1) increased 15 basis points from 4.03%. The increase was primarily attributable to lower funding costs and higher yields on debt securities. Additionally, a 3 basis point increase in the contribution of loan fees to net interest margin was offset by a 3 basis point decrease in the contribution of acquired loan discount accretion to net interest margin.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the third quarter of 2025 was $9.8 million, a 7.8% increase from $9.1 million for the second quarter of 2025. The increase was primarily attributable to a $0.3 million increase in wealth management fees, primarily driven by higher values of assets under management and an increase in agricultural real estate brokerage commissions, as well as changes in the MSR fair value adjustment, with a $0.5 million negative MSR fair value adjustment included in the third quarter 2025 results compared to a $0.8 million negative MSR fair value adjustment included in the second quarter 2025 results. Additionally, smaller increases in service charges on deposit accounts and gains on the sale of foreclosed assets were partially offset by losses on securities and a decrease in card income.
Relative to the third quarter of 2024, noninterest income increased 13.1% from $8.7 million. The increase was primarily attributable to changes in the MSR fair value adjustment, with a $0.5 million negative MSR fair value adjustment included in the third quarter 2025 results compared to a $1.5 million negative MSR fair value

HBT Financial, Inc.

adjustment included in the third quarter 2024 results, and a $0.5 million increase in wealth management fees, primarily driven by higher values of assets under management.
Noninterest Expense
Noninterest expense for the third quarter of 2025 was $32.5 million, a 1.9% increase from the second quarter of 2025. The increase was primarily attributable to a $0.4 million loss on the extinguishment of debt, associated with the early payoff of $40.0 million of subordinated notes during September 2025, and a $0.4 million increase in occupancy expense, primarily due to planned building maintenance and upgrades. In addition, there were $0.1 million of transaction-related expenses for the CNB merger recognized during the third quarter of 2025.
Relative to the third quarter of 2024, noninterest expense increased 3.8% from $31.3 million. The increase was primarily attributable to the $0.4 million loss on the extinguishment of debt, a $0.3 million increase in employee benefits expense, primarily driven by higher medical benefits costs, a $0.3 million increase in furniture and equipment expense, and a $0.2 million increase in data processing expense.
Income Taxes
During the third quarter of 2025 our effective tax rate decreased to 26.1% from 27.0% during the second quarter of 2025. This decrease was primarily related to the absence of $0.3 million of additional tax expense recognized in the second quarter of 2025 related to the nonrecurring reversal of a stranded tax effect included in accumulated other comprehensive income, in connection with the maturity of a derivative designated as a cash flow hedge during the second quarter of 2025.
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.40 billion at September 30, 2025, compared with $3.35 billion at June 30, 2025, and $3.37 billion at September 30, 2024. The $51.8 million increase from June 30, 2025 was primarily attributable to new originations to existing customers in the commercial real estate – non-owner occupied and municipal, consumer and other segments. These increases were partially offset by some larger payoffs across the construction and land development and multi-family segments, as well as a seasonal reduction of $5.9 million in grain elevator lines of credit. Additionally, the increase in the multi-family segment was primarily due to completed projects being moved out of the construction and land development category.
Deposits
Total deposits were $4.35 billion at September 30, 2025, compared with $4.31 billion at June 30, 2025, and $4.28 billion at September 30, 2024. The $40.7 million increase from June 30, 2025 was primarily attributable to $45.0 million of wealth management customer reciprocal money market deposits brought on balance sheet at the end of the third quarter of 2025. Partially offsetting this increase was a $10.1 million decrease in time deposits.
Asset Quality
Nonperforming assets totaled $8.6 million, or 0.17% of total assets, at September 30, 2025, compared with $6.5 million, or 0.13% of total assets, at June 30, 2025, and $8.6 million, or 0.17% of total assets, at September 30, 2024. Additionally, of the $7.6 million of nonperforming loans held as of September 30, 2025, $1.8 million were either wholly or partially guaranteed by the U.S. government.
The Company recorded a provision for credit losses of $0.6 million for the third quarter of 2025. The provision for credit losses primarily reflects a $1.2 million increase in required reserves driven by increased loan balances and changes within the portfolio; a $0.3 million increase in specific reserves; a $0.6 million decrease in required reserves resulting from changes in qualitative factors; and a $0.3 million decrease in required reserves driven by changes in the economic forecast.
The Company had net charge-offs of $0.1 million, or 0.02% of average loans on an annualized basis, for the third quarter of 2025, compared to net charge-offs of $1.0 million, or 0.12% of average loans on an annualized

HBT Financial, Inc.

basis, for the second quarter of 2025, and net charge-offs of $0.6 million, or 0.07% of average loans on an annualized basis, for the third quarter of 2024.
The Company’s allowance for credit losses was 1.23% of total loans and 548% of nonperforming loans at September 30, 2025, compared with 1.24% of total loans and 741% of nonperforming loans at June 30, 2025. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $3.3 million as of September 30, 2025, compared with $3.1 million as of June 30, 2025.
Capital
As of September 30, 2025, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	September 30, 2025	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	16.77%	10.50%
Tier 1 capital to risk-weighted assets	15.67	8.50
Common equity tier 1 capital ratio	14.35	7.00
Tier 1 leverage ratio	12.16	4.00
The ratio of tangible common equity to tangible assets(1) increased to 10.56% as of September 30, 2025, from 10.21% as of June 30, 2025, and tangible book value per share(1) increased by $0.62 to $16.64 as of September 30, 2025, when compared to June 30, 2025.
During the third quarter of 2025, the Company repurchased 39,631 shares of its common stock at a weighted average price of $25.36 under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $15.0 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2026. As of September 30, 2025, the Company had $11.1 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of September 30, 2025, HBT Financial had total assets of $5.0 billion, total loans of $3.4 billion, and total deposits of $4.3 billion.

HBT Financial, Inc.

Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the threat or implementation of, or changes to, existing policies and executive orders including tariffs, immigration policy, regulatory or other governmental agencies, foreign policy and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (v) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to bank failures; (vi) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (vii) changes in interest rates and prepayment rates of the Company’s assets; (viii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (ix) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (x) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (xi) the loss of key executives and employees, talent shortages and employee turnover; (xii) changes in consumer spending; (xiii) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiv) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (xv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xvi) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (xvii) the overall health of the local and national real estate market;

HBT Financial, Inc.

(xviii) the ability to maintain an adequate level of allowance for credit losses on loans; (xix) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xx) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xxi) the level of nonperforming assets on our balance sheet; (xxii) interruptions involving our information technology and communications systems or third-party servicers; (xxiii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiv) the effectiveness of the Company’s risk management framework; (xxv) the possibility that stockholders of CNB may not approve the merger agreement; (xxvi) the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; (xxvii) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (xxviii) the diversion of management time on transaction-related issues; (xxix) the ultimate timing, outcome and results of integrating the operations of CNB into those of HBT; (xxx) the effects of the merger in HBT’s future financial condition, results of operations, strategy and plans, and (xxxi) regulatory approvals of the transaction, and (xxxii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated.
Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission (“SEC”).
Important Information and Where to Find It
In connection with the proposed transaction, HBT and CNB intend to file materials with the SEC, including a Registration Statement on Form S-4 of HBT that will include a proxy statement of CNB and a prospectus of HBT. After the Registration Statement is declared effective by the SEC, HBT and CNB intend to mail a definitive proxy statement/prospectus to the stockholders of CNB. This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT or CNB may file with the SEC and send to CNB’s stockholders in connection with the proposed transaction. CNB’S STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT OR CNB WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT, CNB, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.
Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT and CNB with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT will be available free of charge from HBT’s website at https:// ir.hbtfinancial.com or by contacting HBT’s Investor Relations Department at HBTIR@hbtbank.com.
Participants in the Proxy Solicitation
HBT, CNB and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from CNB’s stockholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT is included in its definitive proxy statement for its 2025 annual meeting filed with the SEC on April 9, 2025. Information regarding the executive officers and directors of CNB and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

HBT Financial, Inc.

No Offer or Solicitation
Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Interest and dividend income	$64,336	$63,919	$64,117	$191,393	$188,902
Interest expense	14,350	14,261	16,384	43,041	47,453
Net interest income	49,986	49,658	47,733	148,352	141,449
Provision for credit losses	596	526	603	1,698	2,306
Net interest income after provision for credit losses	49,390	49,132	47,130	146,654	139,143
Noninterest income	9,849	9,140	8,705	28,295	23,941
Noninterest expense	32,508	31,914	31,322	96,357	93,099
Income before income tax expense	26,731	26,358	24,513	78,592	69,985
Income tax expense	6,966	7,128	6,333	20,522	18,477
Net income	$19,765	$19,230	$18,180	$58,070	$51,508

Earnings per share - diluted	$0.63	$0.61	$0.57	$1.84	$1.62

Adjusted net income (1)	$20,452	$19,803	$19,244	$59,508	$55,456
Adjusted earnings per share - diluted (1)	0.65	0.63	0.61	1.88	1.75

Book value per share	$19.05	$18.44	$17.04
Tangible book value per share (1)	16.64	16.02	14.55

Shares of common stock outstanding	31,455,803	31,495,434	31,559,366
Weighted average shares of common stock outstanding, including all dilutive potential shares	31,587,935	31,588,541	31,677,546	31,628,929	31,715,708

SUMMARY RATIOS
Net interest margin *	4.13%	4.14%	3.98%	4.13%	3.96%
Net interest margin (tax-equivalent basis) * (1)(2)	4.18	4.19	4.03	4.18	4.01

Efficiency ratio	53.17%	53.10%	54.24%	53.37%	55.00%
Efficiency ratio (tax-equivalent basis) (1)(2)	52.68	52.61	53.71	52.88	54.45

Loan to deposit ratio	78.21%	77.75%	78.72%

Return on average assets *	1.56%	1.53%	1.44%	1.54%	1.37%
Return on average stockholders' equity *	13.31	13.47	13.81	13.57	13.58
Return on average tangible common equity * (1)	15.28	15.55	16.25	15.66	16.11

Adjusted return on average assets * (1)	1.61%	1.58%	1.53%	1.58%	1.48%
Adjusted return on average stockholders' equity * (1)	13.77	13.87	14.62	13.90	14.62
Adjusted return on average tangible common equity * (1)	15.81	16.02	17.20	16.05	17.34

CAPITAL
Total capital to risk-weighted assets	16.77%	17.74%	16.54%
Tier 1 capital to risk-weighted assets	15.67	15.60	14.48
Common equity tier 1 capital ratio	14.35	14.26	13.15
Tier 1 leverage ratio	12.16	11.86	11.16
Total stockholders' equity to total assets	11.90	11.58	10.77
Tangible common equity to tangible assets (1)	10.56	10.21	9.35

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	0.02%	0.12%	0.07%	0.06%	0.04%
Allowance for credit losses to loans, before allowance for credit losses	1.23	1.24	1.22
Nonperforming loans to loans, before allowance for credit losses	0.22	0.17	0.24
Nonperforming assets to total assets	0.17	0.13	0.17
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$52,818	$53,156	$53,650	$159,343	$157,753
Federally tax exempt	1,245	1,215	1,133	3,628	3,324
Debt securities:
Taxable	8,320	7,434	6,453	22,690	18,972
Federally tax exempt	459	457	502	1,385	1,620
Interest-bearing deposits in bank	1,350	1,544	2,230	3,959	6,752
Other interest and dividend income	144	113	149	388	481
Total interest and dividend income	64,336	63,919	64,117	191,393	188,902
INTEREST EXPENSE
Deposits	12,995	12,835	14,649	38,769	42,375
Securities sold under agreements to repurchase	—	—	134	22	415
Borrowings	31	30	119	170	365
Subordinated notes	387	469	470	1,326	1,409
Junior subordinated debentures issued to capital trusts	937	927	1,012	2,754	2,889
Total interest expense	14,350	14,261	16,384	43,041	47,453
Net interest income	49,986	49,658	47,733	148,352	141,449
PROVISION FOR CREDIT LOSSES	596	526	603	1,698	2,306
Net interest income after provision for credit losses	49,390	49,132	47,130	146,654	139,143
NONINTEREST INCOME
Card income	2,732	2,797	2,753	8,077	8,254
Wealth management fees	3,122	2,826	2,670	8,789	7,840
Service charges on deposit accounts	2,093	1,915	2,081	5,952	5,852
Mortgage servicing	1,019	1,042	1,113	3,051	3,279
Mortgage servicing rights fair value adjustment	(514)	(751)	(1,488)	(1,573)	(1,505)
Gains on sale of mortgage loans	390	459	461	1,101	1,202
Realized gains (losses) on sales of securities	(49)	—	—	(49)	(3,382)
Unrealized gains (losses) on equity securities	(67)	23	136	(36)	24
Gains (losses) on foreclosed assets	148	14	(44)	175	15
Gains (losses) on other assets	(14)	(128)	(2)	(88)	(637)
Income on bank owned life insurance	169	167	170	500	500
Other noninterest income	820	776	855	2,396	2,499
Total noninterest income	9,849	9,140	8,705	28,295	23,941
NONINTEREST EXPENSE
Salaries	16,351	16,452	16,325	49,856	49,346
Employee benefits	3,314	3,580	2,997	10,179	8,662
Occupancy of bank premises	2,826	2,471	2,695	7,922	7,520
Furniture and equipment	737	575	446	1,757	1,544
Data processing	2,791	2,687	2,640	8,195	8,171
Marketing and customer relations	1,035	1,020	1,380	3,199	3,372
Amortization of intangible assets	694	694	710	2,083	2,130
Loss on extinguishment of debt	391	—	—	391	—
FDIC insurance	561	551	572	1,674	1,697
Loan collection and servicing	264	360	476	1,007	1,403
Foreclosed assets	62	67	19	134	78
Other noninterest expense	3,482	3,457	3,062	9,960	9,176
Total noninterest expense	32,508	31,914	31,322	96,357	93,099
INCOME BEFORE INCOME TAX EXPENSE	26,731	26,358	24,513	78,592	69,985
INCOME TAX EXPENSE	6,966	7,128	6,333	20,522	18,477
NET INCOME	$19,765	$19,230	$18,180	$58,070	$51,508

EARNINGS PER SHARE - BASIC	$0.63	$0.61	$0.58	$1.84	$1.63
EARNINGS PER SHARE - DILUTED	$0.63	$0.61	$0.57	$1.84	$1.62
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,481,135	31,510,759	31,559,366	31,525,247	31,600,442

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024
ASSETS
Cash and due from banks	$21,767	$25,563	$26,776
Interest-bearing deposits with banks	133,366	170,179	152,895
Cash and cash equivalents	155,133	195,742	179,671

Debt securities available-for-sale, at fair value	793,730	773,206	710,303
Debt securities held-to-maturity	466,565	481,942	505,075
Equity securities with readily determinable fair value	3,279	3,346	3,364
Equity securities with no readily determinable fair value	2,609	2,609	2,638
Restricted stock, at cost	4,979	4,979	5,086
Loans held for sale	1,432	2,316	2,959

Loans, before allowance for credit losses	3,400,029	3,348,211	3,369,830
Allowance for credit losses	(41,900)	(41,659)	(40,966)
Loans, net of allowance for credit losses	3,358,129	3,306,552	3,328,864

Bank owned life insurance	24,489	24,320	24,405
Bank premises and equipment, net	69,965	68,523	65,919
Bank premises held for sale	—	140	317
Foreclosed assets	1,007	890	376
Goodwill	59,820	59,820	59,820
Intangible assets, net	15,760	16,454	18,552
Mortgage servicing rights, at fair value	17,254	17,768	17,496
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	23,575	20,624	24,160
Other assets	35,687	37,553	40,109
Total assets	$5,035,027	$5,018,398	$4,990,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,034,181	$1,034,387	$1,008,359
Interest-bearing	3,313,006	3,272,144	3,272,341
Total deposits	4,347,187	4,306,531	4,280,700

Securities sold under agreements to repurchase	—	556	29,029
Federal Home Loan Bank advances	7,271	7,240	13,435
Subordinated notes	—	39,593	39,533
Junior subordinated debentures issued to capital trusts	52,894	52,879	52,834
Other liabilities	28,546	30,702	37,535
Total liabilities	4,435,898	4,437,501	4,453,066

Stockholders' Equity
Common stock	329	329	328
Surplus	297,992	297,479	296,810
Retained earnings	354,864	341,750	302,532
Accumulated other comprehensive income (loss)	(27,119)	(32,739)	(38,989)
Treasury stock at cost	(26,937)	(25,922)	(23,019)
Total stockholders’ equity	599,129	580,897	537,662
Total liabilities and stockholders’ equity	$5,035,027	$5,018,398	$4,990,728
SHARES OF COMMON STOCK OUTSTANDING	31,455,803	31,495,434	31,559,366

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024

LOANS
Commercial and industrial	$395,859	$419,430	$395,598
Commercial real estate - owner occupied	312,192	317,475	288,838
Commercial real estate - non-owner occupied	931,723	907,073	889,188
Construction and land development	269,924	310,252	359,151
Multi-family	514,801	453,812	432,712
One-to-four family residential	443,215	451,197	472,040
Agricultural and farmland	280,309	271,644	297,102
Municipal, consumer, and other	252,006	217,328	235,201
Total loans	$3,400,029	$3,348,211	$3,369,830

(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024

DEPOSITS
Noninterest-bearing deposits	$1,034,181	$1,034,387	$1,008,359
Interest-bearing deposits:
Interest-bearing demand	1,102,815	1,097,086	1,076,445
Money market	883,327	831,292	795,150
Savings	562,149	568,971	566,783
Time	764,715	774,795	803,964
Brokered	—	—	29,999
Total interest-bearing deposits	3,313,006	3,272,144	3,272,341
Total deposits	$4,347,187	$4,306,531	$4,280,700

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,379,637	$54,063	6.35%	$3,417,582	$54,371	6.38%	$3,379,299	$54,783	6.45%
Debt securities	1,265,683	8,779	2.75	1,217,386	7,891	2.60	1,191,642	6,955	2.32
Deposits with banks	142,659	1,350	3.75	160,726	1,544	3.85	185,870	2,230	4.77
Other	12,540	144	4.51	12,519	113	3.66	12,660	149	4.68
Total interest-earning assets	4,800,519	$64,336	5.32%	4,808,213	$63,919	5.33%	4,769,471	$64,117	5.35%
Allowance for credit losses	(41,711)			(42,118)			(40,780)
Noninterest-earning assets	268,353			270,580			278,030
Total assets	$5,027,161			$5,036,675			$5,006,721

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,113,391	$1,676	0.60%	$1,125,787	$1,569	0.56%	$1,085,609	$1,408	0.52%
Money market	833,812	4,638	2.21	813,531	4,463	2.20	800,651	4,726	2.35
Savings	568,001	399	0.28	569,193	374	0.26	573,077	396	0.27
Time	771,360	6,282	3.23	780,536	6,429	3.30	804,379	7,702	3.81
Brokered	—	—	—	—	—	—	29,996	417	5.54
Total interest-bearing deposits	3,286,564	12,995	1.57	3,289,047	12,835	1.57	3,293,712	14,649	1.77
Securities sold under agreements to repurchase	6	—	—	1,420	—	0.05	29,426	134	1.80
Borrowings	7,256	31	1.68	7,225	30	1.70	13,691	119	3.47
Subordinated notes	32,714	387	4.69	39,582	469	4.76	39,524	470	4.73
Junior subordinated debentures issued to capital trusts	52,887	937	7.04	52,871	927	7.03	52,827	1,012	7.63
Total interest-bearing liabilities	3,379,427	$14,350	1.68%	3,390,145	$14,261	1.69%	3,429,180	$16,384	1.90%
Noninterest-bearing deposits	1,028,608			1,044,539			1,013,893
Noninterest-bearing liabilities	30,050			29,486			39,903
Total liabilities	4,438,085			4,464,170			4,482,976
Stockholders' Equity	589,076			572,505			523,745
Total liabilities and stockholders’ equity	$5,027,161			$5,036,675			$5,006,721

Net interest income/Net interest margin (1)		$49,986	4.13%		$49,658	4.14%		$47,733	3.98%
Tax-equivalent adjustment (2)		552	0.05		548	0.05		552	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$50,538	4.18%		$50,206	4.19%		$48,285	4.03%
Net interest rate spread (4)			3.64%			3.64%			3.45%
Net interest-earning assets (5)	$1,421,092			$1,418,068			$1,340,291
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.42			1.39
Cost of total deposits			1.19%			1.19%			1.35%
Cost of funds			1.29			1.29			1.47
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Nine Months Ended
	September 30, 2025			September 30, 2024
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,419,077	$162,971	6.37%	$3,374,875	$161,077	6.38%
Debt securities	1,229,388	24,075	2.62	1,197,772	20,592	2.30
Deposits with banks	141,216	3,959	3.75	188,087	6,752	4.80
Other	12,579	388	4.12	12,744	481	5.04
Total interest-earning assets	4,802,260	$191,393	5.33%	4,773,478	$188,902	5.29%
Allowance for credit losses	(41,962)			(40,611)
Noninterest-earning assets	271,193			279,789
Total assets	$5,031,491			$5,012,656

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,119,902	$4,698	0.56%	$1,112,198	$4,148	0.50%
Money market	818,453	13,498	2.20	800,693	14,193	2.37
Savings	568,891	1,143	0.27	592,134	1,232	0.28
Time	778,618	19,430	3.34	744,349	20,744	3.72
Brokered	—	—	—	50,046	2,058	5.49
Total interest-bearing deposits	3,285,864	38,769	1.58	3,299,420	42,375	1.72
Securities sold under agreements to repurchase	3,361	22	0.89	30,769	415	1.80
Borrowings	9,103	170	2.49	13,387	365	3.64
Subordinated notes	37,261	1,326	4.76	39,504	1,409	4.76
Junior subordinated debentures issued to capital trusts	52,871	2,754	6.97	52,812	2,889	7.31
Total interest-bearing liabilities	3,388,460	$43,041	1.70%	3,435,892	$47,453	1.84%
Noninterest-bearing deposits	1,039,564			1,031,239
Noninterest-bearing liabilities	31,242			38,943
Total liabilities	4,459,266			4,506,074
Stockholders' Equity	572,225			506,582
Total liabilities and stockholders’ equity	$5,031,491			5,012,656

Net interest income/Net interest margin (1)		$148,352	4.13%		$141,449	3.96%
Tax-equivalent adjustment (2)		1,645	0.05		1,680	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$149,997	4.18%		$143,129	4.01%
Net interest rate spread (4)			3.63%			3.45%
Net interest-earning assets (5)	$1,413,800			$1,337,586
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.39
Cost of total deposits			1.20%			1.31%
Cost of funds			1.30			1.42
____________________________________
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024

NONPERFORMING ASSETS
Nonaccrual	$7,637	$5,615	$8,200
Past due 90 days or more, still accruing	5	9	5
Total nonperforming loans	7,642	5,624	8,205
Foreclosed assets	1,007	890	376
Total nonperforming assets	$8,649	$6,514	$8,581

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$1,760	$1,878	$2,046

Allowance for credit losses	$41,900	$41,659	$40,966
Loans, before allowance for credit losses	3,400,029	3,348,211	3,369,830

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.23%	1.24%	1.22%
Allowance for credit losses to nonaccrual loans	548.64	741.92	499.59
Allowance for credit losses to nonperforming loans	548.29	740.74	499.28
Nonaccrual loans to loans, before allowance for credit losses	0.22	0.17	0.24
Nonperforming loans to loans, before allowance for credit losses	0.22	0.17	0.24
Nonperforming assets to total assets	0.17	0.13	0.17
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.25	0.19	0.25

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$41,659	$42,111	$40,806	$42,044	$40,048
Provision for credit losses	375	595	746	1,466	1,983
Charge-offs	(723)	(1,252)	(1,101)	(2,640)	(2,198)
Recoveries	589	205	515	1,030	1,133
Ending balance	$41,900	$41,659	$40,966	$41,900	$40,966

Net charge-offs	$134	$1,047	$586	$1,610	$1,065
Average loans	3,379,637	3,417,582	3,379,299	3,419,077	3,374,875

Net charge-offs to average loans *	0.02%	0.12%	0.07%	0.06%	0.04%
____________________________________
*Annualized measure.

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

PROVISION FOR CREDIT LOSSES
Loans	$375	$595	$746	$1,466	$1,983
Unfunded lending-related commitments	221	(69)	(143)	232	323
Total provision for credit losses	$596	$526	$603	$1,698	$2,306

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Net income	$19,765	$19,230	$18,180	$58,070	$51,508
Less: adjustments
Loss on extinguishment of debt	(391)	—	—	(391)	—
Gains (losses) on closed branch premises	(7)	(50)	—	2	(635)
Realized gains (losses) on sales of securities	(49)	—	—	(49)	(3,382)
Mortgage servicing rights fair value adjustment	(514)	(751)	(1,488)	(1,573)	(1,505)
Total adjustments	(961)	(801)	(1,488)	(2,011)	(5,522)
Tax effect of adjustments (1)	274	228	424	573	1,574
Total adjustments after tax effect	(687)	(573)	(1,064)	(1,438)	(3,948)
Adjusted net income	$20,452	$19,803	$19,244	$59,508	$55,456

Average assets	$5,027,161	$5,036,675	$5,006,721	$5,031,491	$5,012,656

Return on average assets *	1.56%	1.53%	1.44%	1.54%	1.37%
Adjusted return on average assets *	1.61	1.58	1.53	1.58	1.48
____________________________________
*Annualized measure.
(1)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Numerator:
Net income	$19,765	$19,230	$18,180	$58,070	$51,508

Adjusted net income	$20,452	$19,803	$19,244	$59,508	$55,456

Denominator:
Weighted average common shares outstanding	31,481,135	31,510,759	31,559,366	31,525,247	31,600,442
Dilutive effect of outstanding restricted stock units	106,800	77,782	118,180	103,682	115,266
Weighted average common shares outstanding, including all dilutive potential shares	31,587,935	31,588,541	31,677,546	31,628,929	31,715,708

Earnings per share - basic	$0.63	$0.61	$0.58	$1.84	$1.63
Earnings per share - diluted	$0.63	$0.61	$0.57	$1.84	$1.62

Adjusted earnings per share - basic	$0.65	$0.63	$0.61	$1.89	$1.75
Adjusted earnings per share - diluted	$0.65	$0.63	$0.61	$1.88	$1.75

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Net interest income	$49,986	$49,658	$47,733	$148,352	$141,449
Noninterest income	9,849	9,140	8,705	28,295	23,941
Noninterest expense	(32,508)	(31,914)	(31,322)	(96,357)	(93,099)
Pre-provision net revenue	27,327	26,884	25,116	80,290	72,291
Less: adjustments
Loss on extinguishment of debt	(391)	—	—	(391)	—
Gains (losses) on closed branch premises	(7)	(50)	—	2	(635)
Realized gains (losses) on sales of securities	(49)	—	—	(49)	(3,382)
Mortgage servicing rights fair value adjustment	(514)	(751)	(1,488)	(1,573)	(1,505)
Total adjustments	(961)	(801)	(1,488)	(2,011)	(5,522)
Adjusted pre-provision net revenue	$28,288	$27,685	$26,604	$82,301	$77,813

Pre-provision net revenue	$27,327	$26,884	$25,116	$80,290	$72,291
Less: net charge-offs	134	1,047	586	1,610	1,065
Pre-provision net revenue less net charge-offs	$27,193	$25,837	$24,530	$78,680	$71,226

Adjusted pre-provision net revenue	$28,288	$27,685	$26,604	$82,301	$77,813
Less: net charge-offs	134	1,047	586	1,610	1,065
Adjusted pre-provision net revenue less net charge-offs	$28,154	$26,638	$26,018	$80,691	$76,748
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Net interest income (tax-equivalent basis)
Net interest income	$49,986	$49,658	$47,733	$148,352	$141,449
Tax-equivalent adjustment (1)	552	548	552	1,645	1,680
Net interest income (tax-equivalent basis) (1)	$50,538	$50,206	$48,285	$149,997	$143,129

Net interest margin (tax-equivalent basis)
Net interest margin *	4.13%	4.14%	3.98%	4.13%	3.96%
Tax-equivalent adjustment * (1)	0.05	0.05	0.05	0.05	0.05
Net interest margin (tax-equivalent basis) * (1)	4.18%	4.19%	4.03%	4.18%	4.01%

Average interest-earning assets	$4,800,519	$4,808,213	$4,769,471	$4,802,260	$4,773,478
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Total noninterest expense	$32,508	$31,914	$31,322	$96,357	$93,099
Less: amortization of intangible assets	694	694	710	2,083	2,130
Noninterest expense excluding amortization of intangible assets	31,814	31,220	30,612	94,274	90,969
Less: adjustments to noninterest expense
Loss on extinguishment of debt	391	—	—	391	—
Total adjustments to noninterest expense	391	—	—	391	—
Adjusted noninterest expense	$31,423	$31,220	$30,612	$93,883	$90,969

Net interest income	$49,986	$49,658	$47,733	$148,352	$141,449
Total noninterest income	9,849	9,140	8,705	28,295	23,941
Operating revenue	59,835	58,798	56,438	176,647	165,390
Tax-equivalent adjustment (1)	552	548	552	1,645	1,680
Operating revenue (tax-equivalent basis) (1)	60,387	59,346	56,990	178,292	167,070
Less: adjustments to noninterest income
Gains (losses) on closed branch premises	(7)	(50)	—	2	(635)
Realized gains (losses) on sales of securities	(49)	—	—	(49)	(3,382)
Mortgage servicing rights fair value adjustment	(514)	(751)	(1,488)	(1,573)	(1,505)
Total adjustments to noninterest income	(570)	(801)	(1,488)	(1,620)	(5,522)
Adjusted operating revenue (tax-equivalent basis) (1)	$60,957	$60,147	$58,478	$179,912	$172,592

Efficiency ratio	53.17%	53.10%	54.24%	53.37%	55.00%
Efficiency ratio (tax-equivalent basis) (1)	52.68	52.61	53.71	52.88	54.45
Adjusted efficiency ratio (tax-equivalent basis) (1)	51.55	51.91	52.35	52.18	52.71
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024

Tangible Common Equity
Total stockholders' equity	$599,129	$580,897	$537,662
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	15,760	16,454	18,552
Tangible common equity	$523,549	$504,623	$459,290

Tangible Assets
Total assets	$5,035,027	$5,018,398	$4,990,728
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	15,760	16,454	18,552
Tangible assets	$4,959,447	$4,942,124	$4,912,356

Total stockholders' equity to total assets	11.90%	11.58%	10.77%
Tangible common equity to tangible assets	10.56	10.21	9.35

Shares of common stock outstanding	31,455,803	31,495,434	31,559,366

Book value per share	$19.05	$18.44	$17.04
Tangible book value per share	16.64	16.02	14.55
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Average Tangible Common Equity
Total stockholders' equity	$589,076	$572,505	$523,745	$572,225	$506,582
Less: Goodwill	59,820	59,820	59,820	59,820	59,820
Less: Intangible assets, net	16,095	16,782	18,892	16,781	19,607
Average tangible common equity	$513,161	$495,903	$445,033	$495,624	$427,155

Net income	$19,765	$19,230	$18,180	$58,070	$51,508
Adjusted net income	20,452	19,803	19,244	59,508	55,456

Return on average stockholders' equity *	13.31%	13.47%	13.81%	13.57%	13.58%
Return on average tangible common equity *	15.28	15.55	16.25	15.66	16.11

Adjusted return on average stockholders' equity *	13.77%	13.87%	14.62%	13.90%	14.62%
Adjusted return on average tangible common equity *	15.81	16.02	17.20	16.05	17.34
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*Annualized measure.